The Chefs’ Warehouse, Inc. 8-K

Exhibit 2.1

A request for confidential treatment has been made with respect to the portions of the following document that are marked [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

EARN-OUT AGREEMENT

THIS EARN-OUT AGREEMENT (the “Agreement”) dated the 6th day of April, 2015, is by and among The Chefs’ Warehouse, Inc., a Delaware corporation (“Parent”), Del Monte Capitol Meat Company, LLC, a Delaware limited liability company (the “Buyer”), T.J. Foodservice Co., Inc., a California corporation (“Service”), TJ Seafood, LLC, a California limited liability company (“Seafood”), and John DeBenedetti, as the Sellers’ Representative (in such capacity, the “Sellers’ Representative”). Service and Seafood are referred to collectively herein as the “Company Sellers” and each individually as a “Company Seller.” Parent, Buyer, the Company Sellers and the Sellers’ Representative are referred to collectively herein as the “Parties” and each individually as a “Party.”

RECITALS

WHEREAS, pursuant to the terms of that certain Asset Purchase Agreement dated as of January 11, 2015, by and among the Parties, John DeBenedetti, Victoria DeBenedetti and Theresa Lincoln (the “Purchase Agreement”), Buyer has agreed to buy and Company Sellers have agreed to sell the Acquired Assets;

WHEREAS, the Purchase Agreement provides that Company Sellers shall be eligible to receive additional consideration of up to the lesser of (i) Final 2014 Adjusted EBITDA Amount and (ii) Targeted Adjusted EBITDA Amount (the “Earn-Out Consideration”) based upon the combined financial performance of the “Del Monte Business Unit” (as defined below) and the “Parent Protein Division” (as defined below), to be calculated by a formula based upon Adjusted DM EBITDA (as defined below), generated by the Del Monte Business Unit during each year of the Earn-Out Period (as defined below) and the Parent Protein Division’s Adjusted EBITDA (as defined below) generated by the Parent Protein Division for each fiscal year ended immediately prior to the end of an Earn-Out Period;

WHEREAS, Company Sellers and the Buyer have agreed that determination and payment of the additional consideration contemplated by the Purchase Agreement is to be in accordance with the terms of this Agreement; and

WHEREAS, the Purchase Agreement provides that under certain circumstances Buyer shall be obligated to make payment of the Earn-Out Consideration to the Company Sellers.

NOW, THEREFORE, in consideration of the respective representations, warranties, agreements and conditions hereinafter set forth and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

ARTICLE I

DEFINITIONS

For purposes of this Agreement, capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to them in the Transaction Documents. As used herein:

1.1              “[*CONFIDENTIAL*]” shall mean the [*CONFIDENTIAL*] of any [*CONFIDENTIAL*] in a [*CONFIDENTIAL*] to the [*CONFIDENTIAL*] of the [*CONFIDENTIAL*] that is [*CONFIDENTIAL*] by [*CONFIDENTIAL*] or any of its [*CONFIDENTIAL*] the [*CONFIDENTIAL*], and for which [*CONFIDENTIAL*] has [*CONFIDENTIAL*].

1.2              “[*CONFIDENTIAL*]” shall mean, for any Earn-Out Period, an amount equal to the sum (without duplication) of the [*CONFIDENTIAL*] (a) net income for such Earn-Out Period, determined in accordance with GAAP, plus (b) to the extent deducted in determining net income for such Earn-Out Period, (i) interest expense; (ii) income tax expense, (iii) depreciation and amortization expense, (iv) such other adjustments as [*CONFIDENTIAL*] and the [*CONFIDENTIAL*] of [*CONFIDENTIAL*] shall mutually agree upon in connection with the [*CONFIDENTIAL*] of the [*CONFIDENTIAL*] that [*CONFIDENTIAL*] or a [*CONFIDENTIAL*] thereof [*CONFIDENTIAL*] in [*CONFIDENTIAL*] with the [*CONFIDENTIAL*] of such [*CONFIDENTIAL*], and (v) such other adjustments as Parent and John DeBenedetti mutually agree upon for the [*CONFIDENTIAL*] to be consistent with the computation of the Adjusted DM EBITDA and the Parent Protein Division’s Adjusted EBITDA as hereinafter provided, and shall be determined in accordance with GAAP as consistently applied by Parent in the preparation of its consolidated financial statements and the financial statements of its subsidiaries.

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1.3              “[*CONFIDENTIAL*]” shall mean for any [*CONFIDENTIAL*], an amount equal to the sum (without duplication) of the [*CONFIDENTIAL*] (a) net income for the [*CONFIDENTIAL*] the [*CONFIDENTIAL*] of the [*CONFIDENTIAL*] of such [*CONFIDENTIAL*] by [*CONFIDENTIAL*] or any of its [*CONFIDENTIAL*], as applicable, determined in accordance with GAAP, plus (b) to the extent deducted in determining net income for such [*CONFIDENTIAL*], (i) interest expense; (ii) income tax expense, (iii) depreciation and amortization expense and (iv) such other adjustments as [*CONFIDENTIAL*] and the [*CONFIDENTIAL*] of [*CONFIDENTIAL*] shall mutually agree upon in [*CONFIDENTIAL*] with the [*CONFIDENTIAL*] of the [*CONFIDENTIAL*] that [*CONFIDENTIAL*] or a [*CONFIDENTIAL*] thereof [*CONFIDENTIAL*] in [*CONFIDENTIAL*] with the [*CONFIDENTIAL*] of such [*CONFIDENTIAL*], and shall be determined in accordance with GAAP.

1.4              “Adjusted DM EBITDA” has the meaning set forth in Section 3.3(A).

1.5              “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

1.6              “Agreement” has the meaning given in the preamble.

1.7              “Allen Brothers” has the meaning given in the definition of Parent Protein Division.

1.8              “Annual Earn-Out Installment” has the meaning set forth in Section 2.1(B).

1.9              “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or obligated by law or executive order to not open or remain closed.

1.10             “Buyer” has the meaning given in the preamble.

1.11             “Company Sellers” has the meaning given in the preamble.

1.12              “Confidential Information” has the meaning set forth in Section 6.6.

1.13              “Del Monte Business Unit” shall mean the Business of the Company Sellers and Del Monte and the [*CONFIDENTIAL*].

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1.14          “Earn-Out Consideration” has the meaning given in the recitals.

1.15          “Earn-Out Period(s)” shall mean individually or collectively as the context may require, Earn-Out Year One, Earn-Out Year Two, Earn-Out Year Three, Earn-Out Year Four, Earn-Out Year Five and Earn-Out Year Six.

1.16          “Earn-Out Year One” has the meaning set forth in Section 2.2.A.

1.17          “Earn-Out Year Two” has the meaning set forth in Section 2.2.B.

1.18          “Earn-Out Year Three” has the meaning set forth in Section 2.2.C.

1.19          “Earn-Out Year Four” has the meaning set forth in Section 2.2.D.

1.20          “Earn-Out Year Five” has the meaning set forth in Section 2.2.E.

1.21          “Earn-Out Year Six” has the meaning set forth in Section 2.2.F.

1.22          “GAAP” has the meaning set forth in Section 3.3(B).

1.23          “Independent Accountant” has the meaning set forth in Section 4.1(D).

1.24          “MFM” has the meaning set forth in the definition of Parent Protein Division.

1.25          “Notice of Disagreement” has the meaning set forth in Section 4.1.

1.26          “Parent” has the meaning given in the preamble.

1.27          “Parent Protein Division” means Michael’s Finer Meats, LLC, a Delaware limited liability company (“MFM”), and Allen Brothers 1893, LLC, a Delaware limited liability company (“Allen Brothers”). For the avoidance of doubt, the Parent Protein Division shall not include any other protein division or operations of Parent or any of its Subsidiaries.

1.28          “Parent Protein Division Budget” has the meaning set forth in Section 3.3.C.

1.29          “Parent Protein Division’s Adjusted EBITDA” has the meaning set forth in Section 3.3(B).

1.30          “Parent Protein Division’s Budgeted Adjusted EBITDA” has the meaning set forth in Section 3.3(C).

1.31          “Parent Protein Division’s Excess Adjusted EBITDA” means the amount, if any, by which the Parent Protein Division’s Adjusted EBITDA for a particular fiscal year ended immediately prior to the end of an applicable Earn-Out Period, exceeds the Parent Protein Division’s Budgeted Adjusted EBITDA for that same fiscal year. For avoidance of doubt, Parent Protein Division’s Excess Adjusted EBITDA shall never be less than zero (-0-).

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1.32          “Performance Target(s)” shall mean individually or collectively as the context requires, Performance Target One, Performance Target Two, Performance Target Three, Performance Target Four, Performance Target Five and Performance Target Six.

1.33          “[*CONFIDENTIAL*]” has the meaning set forth in [*CONFIDENTIAL*].

1.34          “[*CONFIDENTIAL*]” has the meaning set forth in [*CONFIDENTIAL*].

1.35          “Performance Target Formula” has the meaning set forth in Section 2.2.

1.36          “Performance Target One” shall have the meaning set forth in Section 2.2A.

1.37          “Performance Target Two” shall have the meaning set forth in Section 2.2B.

1.38          “Performance Target Three” shall have the meaning set forth in Section 2.2C.

1.39          “Performance Target Four” shall have the meaning set forth in Section 2.2D.

1.40          “Performance Target Five” shall have the meaning set forth in Section 2.2E.

1.41          “Performance Target Six” shall have the meaning set forth in Section 2.2F.

1.42          “Person” means any natural person as well as any entity.

1.43          “Purchase Agreement” has the meaning given in the recitals.

1.44          “Purchase Price” means the Purchase Price under the Purchase Agreement.

1.45          “Seafood” has the meaning given in the preamble.

1.46          “Sellers’ Representative” has the meaning given in the preamble.

1.47          “Service” has the meaning given in the preamble.

1.48          “[*CONFIDENTIAL*]” has the meaning set forth in [*CONFIDENTIAL*].

1.49          “[*CONFIDENTIAL*]” has the meaning set forth in [*CONFIDENTIAL*].

1.50          “Targeted Adjusted EBITDA Amount” has the meaning assigned to such term in the Purchase Agreement.

1.51          “Transaction Documents” has the meaning given in the Purchase Agreement.

ARTICLE II

EARN-OUT CONSIDERATION

2.1              Payment of the Earn-Out Consideration.

A.                Subject to the other terms and conditions of this Agreement, the Company Sellers shall be entitled to earn, as additional consideration for the sale of the Acquired Assets to Buyer pursuant to the Purchase Agreement, the Earn-Out Consideration.

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B.                 Subject to achieving the Performance Target applicable to a particular Earn-Out Period, an amount equal to (i) 1/6 multiplied by (ii) the Earn-Out Consideration shall be earned and paid to Company Sellers for each Earn-Out Period (“Annual Earn-Out Installment”) pursuant to Article V of this Agreement. In no event shall the sum of the Annual Earn-Out Installments, in the aggregate, exceed the Earn-Out Consideration.

C.                 The amount of the Earn-Out Consideration payable, if any, will be determined in accordance with Article II and shall be allocated, if payable, to each of the Company Sellers in accordance with the percentage allocation set forth on Schedule A to this Agreement.

2.2              Performance Targets. Subject to the [*CONFIDENTIAL*] in accordance with Section 2.3 of this Agreement, the Earn-Out Consideration shall be earned, if at all, upon achievement of the applicable Performance Target for each of the Earn-Out Periods. The following formula (the “Performance Target Formula”) shall be used in determining if the Performance Target for each Earn-Out Period has been satisfied:

(Adjusted DM EBITDA (including any [*CONFIDENTIAL*]) + Parent Protein Division’s Excess Adjusted EBITDA) – ([*CONFIDENTIAL*]).

For the sake of clarity, examples of the application of the Performance Target Formula are set forth on Schedule B.

A.                Earn-Out Year One. For the period commencing on the first day following the Closing Date and ending on the first anniversary of the Closing Date (“Earn-Out Year One”), the Performance Target shall be $[*CONFIDENTIAL*] (“Performance Target One”). The Annual Earn-Out Installment for Earn-Out Year One shall be earned and payable in cash in the event that the Performance Target Formula as calculated for Earn-Out Year One produces a numerical amount that is equal to or greater than Performance Target One.

B.                 Earn-Out Year Two. For the period commencing on the first day following the last day of Earn-Out Year One and ending on the second anniversary of the Closing Date (“Earn-Out Year Two”), the Performance Target for Earn-Out Year Two is $[*CONFIDENTIAL*] (“Performance Target Two”). The Annual Earn-Out Installment for Earn-Out Year Two shall be earned and payable in cash in the event that the Performance Target Formula as calculated for Earn-Out Year Two produces a numerical amount that is equal to or greater than Performance Target Two.

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C.                 Earn-Out Year Three. For the period commencing on the first day following the last day of Earn-Out Year Two and ending on the third anniversary of the Closing Date (“Earn-Out Year Three”), the Performance Target is $[*CONFIDENTIAL*] (“Performance Target Three”). The Annual Earn-Out Installment for Earn-Out Year Three shall be earned and payable in cash in the event that the Performance Target Formula as calculated for Earn-Out Year Three produces a numerical amount that is equal to or greater than Performance Target Three.

D.                Earn-Out Year Four. For the period commencing on the first day following the last day of Earn-Out Year Three and ending on the fourth anniversary of the Closing Date (“Earn-Out Year Four”), the Performance Target is $[*CONFIDENTIAL*] (“Performance Target Four”). The Annual Earn-Out Installment for Earn-Out Year Four shall be earned and payable in cash in the event that the Performance Target Formula as calculated for Earn-Out Year Four produces a numerical amount that is equal to or greater than Performance Target Four.

E.                 Earn-Out Year Five. For the period commencing on the first day following the last day of Earn-Out Year Four and ending on the fifth anniversary of the Closing Date (“Earn-Out Year Five”), the Performance Target is $[*CONFIDENTIAL*] (“Performance Target Five”). The Annual Earn-Out Installment for Earn-Out Year Five shall be earned and payable in cash in the event that the Performance Target Formula as calculated for Earn-Out Year Five produces a numerical amount that is equal to or greater than Performance Target Five.

F.                  Earn-Out Year Six. For the period commencing on the first day following the last day of Earn-Out Year Five and ending on the sixth anniversary of the Closing Date (“Earn-Out Year Six”), the Performance Target is $[*CONFIDENTIAL*] (“Performance Target Six”). The Annual Earn-Out Installment for Earn-Out Year Six shall be earned and payable in cash in the event that the Performance Target Formula as calculated for Earn-Out Year Six produces a numerical amount that is equal to or greater than Performance Target Six.

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2.3              [*CONFIDENTIAL*]. If a [*CONFIDENTIAL*] for [*CONFIDENTIAL*] the [*CONFIDENTIAL*] is [*CONFIDENTIAL*] in any [*CONFIDENTIAL*] (any such [*CONFIDENTIAL*], a “[*CONFIDENTIAL*]”), the [*CONFIDENTIAL*] the [*CONFIDENTIAL*] for such [*CONFIDENTIAL*] and the [*CONFIDENTIAL*] of the [*CONFIDENTIAL*] shall herein be referred to as a “[*CONFIDENTIAL*].” If there is a [*CONFIDENTIAL*], then there shall be a [*CONFIDENTIAL*] in the [*CONFIDENTIAL*] the [*CONFIDENTIAL*] in which the [*CONFIDENTIAL*]. If the applicable [*CONFIDENTIAL*] in [*CONFIDENTIAL*] of the [*CONFIDENTIAL*] the [*CONFIDENTIAL*] are [*CONFIDENTIAL*], the [*CONFIDENTIAL*] the [*CONFIDENTIAL*] for such [*CONFIDENTIAL*] and the [*CONFIDENTIAL*] of the [*CONFIDENTIAL*] shall herein be referred to as a “[*CONFIDENTIAL*].” The [*CONFIDENTIAL*] shall be [*CONFIDENTIAL*] to the [*CONFIDENTIAL*] in the [*CONFIDENTIAL*] and if the [*CONFIDENTIAL*] is [*CONFIDENTIAL*] to [*CONFIDENTIAL*], then the [*CONFIDENTIAL*] for the [*CONFIDENTIAL*] shall be [*CONFIDENTIAL*] to be [*CONFIDENTIAL*] and the [*CONFIDENTIAL*] for the [*CONFIDENTIAL*] shall be [*CONFIDENTIAL*] within [*CONFIDENTIAL*] the [*CONFIDENTIAL*] of the [*CONFIDENTIAL*]. A [*CONFIDENTIAL*] cannot be [*CONFIDENTIAL*] to a [*CONFIDENTIAL*] to the [*CONFIDENTIAL*] the [*CONFIDENTIAL*] in which the [*CONFIDENTIAL*] is [*CONFIDENTIAL*]. A [*CONFIDENTIAL*] cannot be [*CONFIDENTIAL*] to any [*CONFIDENTIAL*] the [*CONFIDENTIAL*] in which the [*CONFIDENTIAL*] is [*CONFIDENTIAL*]. Any [*CONFIDENTIAL*] of any [*CONFIDENTIAL*] that has been [*CONFIDENTIAL*] to [*CONFIDENTIAL*] a [*CONFIDENTIAL*], cannot be [*CONFIDENTIAL*] a [*CONFIDENTIAL*] to a [*CONFIDENTIAL*]. The [*CONFIDENTIAL*] described in this Section 2.3 shall be referred to as a “[*CONFIDENTIAL*].” For the [*CONFIDENTIAL*] of [*CONFIDENTIAL*], [*CONFIDENTIAL*] of the [*CONFIDENTIAL*] of the [*CONFIDENTIAL*] are [*CONFIDENTIAL*] on [*CONFIDENTIAL*].

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ARTICLE III

DEL MONTE BUSINESS UNIT AND PARENT PROTEIN DIVISION

3.1              Conduct of Business During Earn-Out Period.

A.                During the Earn-Out Period, Buyer shall (i) maintain a financial record keeping system that enables it to separately account for all items of revenue and expense of the Del Monte Business Unit and the Parent Protein Division necessary to calculate Adjusted DM EBITDA of the Del Monte Business Unit and Parent Protein Division’s Adjusted EBITDA hereunder; and (ii) not act in a manner the primary intent of which is to adversely affect the Del Monte Business Unit’s ability to achieve the Performance Targets set forth in Article II above on account of the Del Monte Business Unit’s Adjusted DM EBITDA.

B.                 Within thirty (30) days of the approval by Parent’s board of directors of the Parent Protein Division’s Budgeted Adjusted EBITDA for a particular fiscal year that will end prior to the last day of any Earn-Out Period, Buyer shall provide the Sellers’ Representative with notice of the establishment of such Parent Protein Division’s Budgeted Adjusted EBITDA and the amount thereof.

3.2              Business of Buyer.

A.                Each Party acknowledges that significant growth of the Del Monte Business Unit will be required in order for all or a portion of the Earn-Out Consideration to be payable. Each Company Seller understands and acknowledges that Buyer’s and its Affiliates’ boards of directors, managers and members owe their fiduciary duties to their members and stockholders. Each Company Seller further understands and acknowledges that Parent is a publicly traded corporation which conducts its foodservice business primarily through direct and indirect subsidiaries. Each Company Seller understands and acknowledges that the boards of managers, boards of directors and members of Buyer and its Affiliates, in their exercise of their fiduciary duties to their stockholders and members, may determine to undertake a range of actions to further accomplish the business objectives of Parent as the owner of a group of subsidiaries engaged in the foodservice business. Toward that end, Buyer shall be entitled to take any act (or refrain therefrom) in the conduct of the Del Monte Business Unit if it acts in good faith, consistent with reasonable business practices, and reasonably considers such action (or determination not to act) to be reasonably necessary to accomplish the business objectives of Parent. Each of the Company Sellers and the Sellers’ Representative acknowledges that nothing in this Agreement shall impose any restrictions on the operations, business or activities of the Parent Protein Division following the Closing and each of the Company Sellers and the Sellers’ Representative acknowledges that neither Parent nor Buyer, nor any Affiliate thereof, are restricted in any way by this Agreement in how to operate the Parent Protein Division.

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3.3              Adjusted DM EBITDA; Parent Protein Division’s Adjusted EBITDA and Budgeted Adjusted EBITDA.

A.                “Adjusted DM EBITDA” shall mean, for any Earn-Out Period, an amount equal to the sum (without duplication) of the Del Monte Business Unit’s (a) net income for such Earn-Out Period, determined in accordance with GAAP, plus (b) to the extent deducted in determining net income for such Earn-Out Period, (i) interest expense; (ii) income tax expense; and (iii) depreciation and amortization expense, and shall be determined in accordance with generally accepted accounting principles (“GAAP”) as consistently applied by Parent in the preparation of its consolidated financial statements and the financial statements of its subsidiaries. In determining Adjusted DM EBITDA the foregoing shall be adjusted (plus or minus) as follows:

1.                  “[*CONFIDENTIAL*]” of [*CONFIDENTIAL*] or [*CONFIDENTIAL*] (as that [*CONFIDENTIAL*] shall be defined in GAAP) for the Del Monte Business Unit shall be excluded.

2.                  Any [*CONFIDENTIAL*], [*CONFIDENTIAL*] or [*CONFIDENTIAL*] from the [*CONFIDENTIAL*] of [*CONFIDENTIAL*] other than [*CONFIDENTIAL*] shall be excluded.

3.                  Adjusted DM EBITDA of the Del Monte Business Unit shall be computed with regard to [*CONFIDENTIAL*], [*CONFIDENTIAL*] and [*CONFIDENTIAL*] to the [*CONFIDENTIAL*] of the Del Monte Business Unit and the terms of the applicable [*CONFIDENTIAL*] with the Del Monte Business Unit’s [*CONFIDENTIAL*].

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4.                  No deduction shall be made for any [*CONFIDENTIAL*], [*CONFIDENTIAL*] or [*CONFIDENTIAL*], of whatever kind or nature, [*CONFIDENTIAL*] the [*CONFIDENTIAL*], except to the extent that [*CONFIDENTIAL*] are [*CONFIDENTIAL*] for the [*CONFIDENTIAL*] of, including, but not limited to, [*CONFIDENTIAL*], [*CONFIDENTIAL*], [*CONFIDENTIAL*], [*CONFIDENTIAL*], [*CONFIDENTIAL*] (to the extent attributable to the Del Monte Business Unit) and [*CONFIDENTIAL*], provided that the Del Monte Business Unit will only be subject to [*CONFIDENTIAL*] (it being understood, however, that to the extent [*CONFIDENTIAL*] or [*CONFIDENTIAL*] are [*CONFIDENTIAL*] for the [*CONFIDENTIAL*], then the Del Monte Business Unit will be [*CONFIDENTIAL*] the [*CONFIDENTIAL*] of such [*CONFIDENTIAL*] and [*CONFIDENTIAL*]), and except that Parent may [*CONFIDENTIAL*], at a [*CONFIDENTIAL*], on any [*CONFIDENTIAL*] or [*CONFIDENTIAL*] by Parent to the Del Monte Business Unit in connection with its business operations.

5.                  No deduction shall be made for [*CONFIDENTIAL*] or [*CONFIDENTIAL*] and [*CONFIDENTIAL*] of the [*CONFIDENTIAL*] and [*CONFIDENTIAL*] of this Agreement or the Purchase Agreement.

6.                  No deduction shall be made for [*CONFIDENTIAL*].

7.                  The [*CONFIDENTIAL*] and [*CONFIDENTIAL*] of [*CONFIDENTIAL*] and [*CONFIDENTIAL*] by the Del Monte Business Unit to [*CONFIDENTIAL*] or [*CONFIDENTIAL*] or [*CONFIDENTIAL*] by the Del Monte Business Unit from [*CONFIDENTIAL*] or [*CONFIDENTIAL*] shall be adjusted to [*CONFIDENTIAL*] the [*CONFIDENTIAL*] that the [*CONFIDENTIAL*] would have [*CONFIDENTIAL*] or [*CONFIDENTIAL*] if [*CONFIDENTIAL*] with an [*CONFIDENTIAL*] in an [*CONFIDENTIAL*].

8.                  It is anticipated that [*CONFIDENTIAL*] of the Del Monte Business Unit shall have the opportunity to [*CONFIDENTIAL*] by [*CONFIDENTIAL*] or [*CONFIDENTIAL*]. The Del Monte Business Unit’s Adjusted DM EBITDA for the Earn-Out Period in which the [*CONFIDENTIAL*] for a [*CONFIDENTIAL*] of such [*CONFIDENTIAL*] is [*CONFIDENTIAL*] in the Del Monte Business Unit’s financial statements shall be [*CONFIDENTIAL*] with the [*CONFIDENTIAL*] of any [*CONFIDENTIAL*] so [*CONFIDENTIAL*]. For the avoidance of doubt, to the extent that the [*CONFIDENTIAL*] of any [*CONFIDENTIAL*] is [*CONFIDENTIAL*] in the [*CONFIDENTIAL*] of Parent Protein Division’s Adjusted EBITDA, it will not also be [*CONFIDENTIAL*] to Adjusted DM EBITDA pursuant to this Section 3.3(A)(8).

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9.                  Deductions shall be made to the Adjusted DM EBITDA for [*CONFIDENTIAL*] by Parent and its Affiliates (other than the Del Monte Business Unit) [*CONFIDENTIAL*] with the [*CONFIDENTIAL*], [*CONFIDENTIAL*] and [*CONFIDENTIAL*] of any products of Parent or any of its Affiliates (other than the Del Monte Business Unit) sold by the Del Monte Business Unit for which the Del Monte Business Unit [*CONFIDENTIAL*] in [*CONFIDENTIAL*] the Adjusted DM EBITDA. Such adjustments shall be [*CONFIDENTIAL*] for the Earn-Out Period in which [*CONFIDENTIAL*].

10.              In the event that the [*CONFIDENTIAL*] of the [*CONFIDENTIAL*] of an [*CONFIDENTIAL*] during an Earn-Out Period, the [*CONFIDENTIAL*] for the [*CONFIDENTIAL*] of such Earn-Out Period will be [*CONFIDENTIAL*] to Adjusted DM EBITDA for such Earn-Out Period, regardless of the [*CONFIDENTIAL*] the Earn-Out Period at which the [*CONFIDENTIAL*] of the [*CONFIDENTIAL*] of such [*CONFIDENTIAL*].

11.              Adjusted DM EBITDA shall be calculated with regard to such other adjustments to which Buyer and the Sellers’ Representative shall mutually agree, including mutually agreed upon adjustments [*CONFIDENTIAL*] with [*CONFIDENTIAL*] in the [*CONFIDENTIAL*] of the Del Monte Business Unit following the Closing, [*CONFIDENTIAL*] shall be [*CONFIDENTIAL*] in the event such [*CONFIDENTIAL*] in the [*CONFIDENTIAL*] of the Del Monte Business Unit following the Closing arises, in Buyer’s judgment, from the exercise of the fiduciary duties of Buyer’s board of managers or Parent’s board of directors.

B.                 “Parent Protein Division’s Adjusted EBITDA” means, for any fiscal year ended immediately prior to the end of an Earn-Out Period, an amount equal to the sum (without duplication) of the Parent Protein Division’s (a) net income for such fiscal year, determined in accordance with GAAP, plus (b) to the extent deducted in determining net income for such fiscal year, (i) interest expense; (ii) income tax expense and (iii) depreciation and amortization expense, and shall be determined in accordance with GAAP as consistently applied by Parent in the preparation of its consolidated financial statements and the financial statements of its subsidiaries. In determining Parent Protein Division’s Adjusted EBITDA, the foregoing shall be adjusted (plus or minus) as follows:

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1.                  “[*CONFIDENTIAL*]” of [*CONFIDENTIAL*] or [*CONFIDENTIAL*] (as that [*CONFIDENTIAL*] shall be defined in GAAP) for the Parent Protein Division shall be excluded to the extent not contemplated by the Parent Protein Division Budget for the applicable fiscal year.

2.                  Any [*CONFIDENTIAL*], [*CONFIDENTIAL*] or [*CONFIDENTIAL*] from the [*CONFIDENTIAL*] of [*CONFIDENTIAL*] other than [*CONFIDENTIAL*] shall be excluded to the extent not contemplated by the Parent Protein Division Budget for the applicable fiscal year.

3.                  Parent Protein Division’s Adjusted EBITDA shall be computed with regard to [*CONFIDENTIAL*], [*CONFIDENTIAL*] and [*CONFIDENTIAL*] to the [*CONFIDENTIAL*] that [*CONFIDENTIAL*] are [*CONFIDENTIAL*] the [*CONFIDENTIAL*] by Parent Protein Division in [*CONFIDENTIAL*] with [*CONFIDENTIAL*] and the terms of the [*CONFIDENTIAL*] with the Parent Protein Division’s [*CONFIDENTIAL*], to the extent such amounts are not already included in the calculation of Parent Protein Division’s Adjusted EBITDA or Adjusted DM EBITDA.

4.                  No deduction shall be made for [*CONFIDENTIAL*].

5.                  The [*CONFIDENTIAL*] and [*CONFIDENTIAL*] of [*CONFIDENTIAL*] and [*CONFIDENTIAL*] by the [*CONFIDENTIAL*] to the Del Monte Business Unit or [*CONFIDENTIAL*] by the [*CONFIDENTIAL*] from the Del Monte Business Unit shall be adjusted to [*CONFIDENTIAL*] the [*CONFIDENTIAL*] that the [*CONFIDENTIAL*] would have realized or paid if dealing with an [*CONFIDENTIAL*] in an [*CONFIDENTIAL*].

6.                  It is anticipated that [*CONFIDENTIAL*] of the Parent Protein Division shall have the opportunity to [*CONFIDENTIAL*] offered by [*CONFIDENTIAL*] or its [*CONFIDENTIAL*]. The Parent Protein Division’s Adjusted EBITDA for the Earn-Out Period in which the [*CONFIDENTIAL*] for a [*CONFIDENTIAL*] of such [*CONFIDENTIAL*] is [*CONFIDENTIAL*] in the Parent Protein Division’s financial statements shall be [*CONFIDENTIAL*] with the [*CONFIDENTIAL*] of any [*CONFIDENTIAL*] so [*CONFIDENTIAL*] to the extent that such [*CONFIDENTIAL*] are not [*CONFIDENTIAL*] by the [*CONFIDENTIAL*] for the applicable fiscal year. For the avoidance of doubt, to the extent that the [*CONFIDENTIAL*] of any [*CONFIDENTIAL*] is included in the calculation of Adjusted DM EBITDA, it will not also be [*CONFIDENTIAL*] to Parent Protein Division pursuant to this Section 3.3(B)(7).

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7.                  Parent Protein Division’s Adjusted EBITDA shall be calculated with regard to such other adjustments to which Buyer and the Sellers’ Representative shall mutually agree, including mutually agreed upon adjustments [*CONFIDENTIAL*] with [*CONFIDENTIAL*] in the [*CONFIDENTIAL*] of the Parent Protein Division following the Closing, [*CONFIDENTIAL*] shall be [*CONFIDENTIAL*] in the event such [*CONFIDENTIAL*] in the [*CONFIDENTIAL*] of the Parent Protein Division following the Closing arises, in Parent’s judgment, from the exercise of the fiduciary duties of Parent’s board of directors.

C.                 “Parent Protein Division’s Budgeted Adjusted EBITDA” means, for any fiscal year ending prior to the end of any Earn-Out Period, the amount of combined Adjusted EBITDA that MFM and Allen Brothers are budgeted to achieve for that fiscal year as reflected in a written budget approved by Parent’s board of directors (the “Parent Protein Division Budget”), it being understood that for the fiscal year ending January 2, 2016, the Parent Protein Division’s Budgeted Adjusted EBITDA has been agreed to by the Parties as of the date hereof.

ARTICLE IV

DETERMINATION OF EARN-OUT PERIOD

ADJUSTED DM EBITDA

4.1              Determination of Adjusted DM EBITDA, the Parent Protein Division’s Adjusted EBITDA and the Parent Protein Division’s Excess Adjusted EBITDA.

A.                Buyer shall prepare statements of income for each of the Del Monte Business Unit and the Parent Protein Division in accordance with GAAP consistently applied by Parent in the preparation of financial statements for its consolidated operating subsidiaries. Within ninety (90) days following the date on which an Earn-Out Period ends, Buyer shall cause to be delivered to the Sellers’ Representative (i) a copy of the statement of income for the Del Monte Business Unit for the relevant Earn-Out Period, together with its calculation of Adjusted DM EBITDA of the Del Monte Business Unit; (ii) a copy of the statement of income for the Parent Protein Division for the fiscal year ended immediately prior to the end of the relevant Earn-Out Period, together with its calculation of the Parent Protein Division’s Adjusted EBITDA and Parent Protein Division’s Excess Adjusted EBITDA, if any, for such fiscal year; and (iii) a proposed final determination of whether any Earn-Out Consideration is payable with respect to such Earn-Out Period.

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B.                 The Sellers’ Representative and its agents and representatives shall be entitled to receive and review financial statements of the Del Monte Business Unit and the Parent Protein Division, a calculation of the Earn-Out Consideration and such other documents, work papers and other records and materials as the Sellers’ Representative may reasonably request.

C.                 Within thirty (30) days after receipt of such income statements and calculations, the Sellers’ Representative shall advise Buyer in writing if the Sellers’ Representative disagrees with the calculations (“Notice of Disagreement”). If the Sellers’ Representative does not provide a Notice of Disagreement within such time, then the Adjusted DM EBITDA of the Del Monte Business Unit for such Earn-Out Period and the Parent Protein Division’s Adjusted EBITDA and the Parent Protein Division’s Excess Adjusted EBITDA, if any, for the fiscal year ended immediately prior to the end of the relevant Earn-Out Period and the Earn-Out Consideration calculations provided by Buyer shall be deemed to be accepted.

D.                Any disagreement or controversy between Buyer and the Sellers’ Representative, if not resolved by them, as to the calculation of the Earn-Out Consideration for the Earn-Out Period in question shall be determined as follows: if Buyer and the Sellers’ Representative are unable to resolve any such dispute within the thirty (30) day period following delivery by Buyer to the Sellers’ Representative of Buyer’s initial proposed determination, Buyer and the Sellers’ Representative, unless otherwise mutually agreed in writing, shall submit such dispute (and shall only submit those items disputed) (to be agreed upon by DM and Parent) to an independent public accounting firm of national standing as mutually agreed to by Buyer and the Sellers’ Representative (the “Independent Accountant”) for review and resolution. In connection with the resolution of any such dispute, the Independent Accountant shall have access to all documents, records, work papers, facilities and personnel necessary to perform its function as arbitrator. Buyer and the Sellers’ Representative shall instruct the Independent Accountant to use its reasonable best efforts to resolve such disputed matters within thirty (30) days of submission and to not assign a value to any item in dispute greater than the greatest value for such item assigned by either Buyer or the Sellers’ Representative or lesser than the smallest value of such item assigned by either Buyer or the Sellers’ Representative.

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E.                 The Independent Accountant’s award with respect to such dispute shall be final and binding upon the Parties, and judgment may be entered on the award. Buyer and the Sellers’ Representative (on behalf of the Company Sellers) shall pay the fees and expenses of the Independent Accountant in inverse proportion to the percentage of the disputed amount of Adjusted DM EBITDA of the Del Monte Business Unit and the Parent Protein Division’s Excess Adjusted EBITDA resolved in favor of the Sellers’ Representative and Buyer, respectively, with respect to the dispute then being resolved. By way of example, assume that Buyer’s estimate of the disputed amount of the Adjusted DM EBITDA of the Del Monte Business Unit and the Parent Protein Division’s Excess Adjusted EBITDA under this Agreement is $800,000, on the one hand, and the Sellers’ Representative’s estimate of the disputed amount of the Adjusted DM EBITDA of the Del Monte Business Unit and the Parent Protein Division’s Excess Adjusted EBITDA under this Agreement is $1,000,000, on the other hand, thereby leaving $200,000 in dispute. Assume further that the Independent Accountant determines that the correct calculation of the amounts at dispute is $950,000, thus resolving $150,000 of the $200,000, or 75%, contested in favor of the Sellers’ Representative. Accordingly, Buyer, on the one hand, would pay 75% of the fees and expenses of the Independent Accountant and the Sellers’ Representative (on behalf of the Company Sellers), on the other hand, would pay the remaining 25% of the fees and expenses of the Independent Accountant.

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ARTICLE V

PAYOUT OF EARN-OUT CONSIDERATION; RIGHT OF OFFSET

5.1              Payment of Earn-Out Consideration. In the event any Earn-Out Consideration is payable with respect to any Earn-Out Period, on or before ninety (90) days following the end of such Earn-Out Period, Buyer shall pay by wire transfer of immediately available funds such portion of the Earn-Out Consideration to the Company Sellers in accordance with the terms of Schedule A hereto; provided that if there is a dispute with respect to any portion of the Earn-Out Consideration, the amount not in dispute shall be paid as provided above and payment of the portion in dispute shall be deferred until resolution of the final dispute pursuant to Sections 4.1(D) and (E) above.

5.2              Set-Off. Notwithstanding anything herein to the contrary, at the time that any Earn-Out Consideration is required to be paid to the Company Sellers under this Agreement, Buyer shall be entitled to set off against such Earn-Out Consideration any amounts to which it may be entitled thereunder pursuant to the terms of the Purchase Agreement or the Indemnification Agreement.

ARTICLE VI

MISCELLANEOUS

6.1              Assignment. Without the prior written consent of Buyer, this Agreement and the rights hereunder shall not be assignable, transferable or delegable by any Company Seller or the Sellers' Representative (except in the event that the Sellers' Representative is replaced in accordance with Section 8.16 of the Purchase Agreement, in which case this Agreement may be assignable to such replacement) and, in the event of any attempted assignment, transfer or delegation contrary to this sentence, neither Buyer nor any Affiliate of Buyer shall have any liability to pay to such assignee, delegee or other transferee any amount so attempted to be assigned, transferred or delegated.

6.2              Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to its conflict of laws rules.

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6.3              Counterparts. This Agreement may be executed simultaneously in one or more counterparts and by facsimile or electronic transmission (including by .pdf), with the same effect as if the signatories executing the several counterparts had executed one counterpart; provided, however, that the several executed counterparts shall together have been signed by all Parties hereto. All such executed counterparts shall together constitute one and the same instrument.

6.4              Entire Agreement; Amendment. This Agreement and the Purchase Agreement, including the Exhibits, Schedules and Annexes referred to therein, which form a part thereof, contain the entire understanding of the Parties with respect to the subject matter of this Agreement. This Agreement may be amended only by a written instrument duly executed by all Parties or their respective heirs, successors, permitted assigns, executors or legal personal representatives.

6.5              Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally, three (3) Business Days after being sent by U.S. First Class mail (postage prepaid), or one (1) Business Day after dispatch to a reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to Buyer, the Company Sellers and the Sellers' Representative at the addresses indicated below or to such other address or to the attention of such other Person as the recipient Party has specified by prior written notice to the sending Party. All notices, demands and other communications hereunder may be given by any other means (including facsimile or electronic mail), but shall not be deemed to have been duly given unless and until it is actually received by the intended recipient.

Buyer:

Del Monte Capitol Meat Company, LLC

c/o The Chefs' Warehouse, Inc.

100 East Ridge Road

Ridgefield, Connecticut 06877

Attn: Alexandros Aldous, Esq.

Email: aaldous@chefswarehouse.com

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with copies to (which shall not constitute notice to Buyer):

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

Attn: D. Scott Holley, Esq.

Email: sholley@bassberry.com

Any Company Seller or the Sellers' Representative:

c/o TPBS, LLP

1545 River Park Dr.

Suite 375

Sacramento, CA 95815

with copies to (which shall not constitute notice to any Company Seller or the Sellers' Representative):

Wagner Kirkman Blaine Klomparens & Youmans, LLP

10640 Mather Blvd., Suite 200

Mather, CA 95655

Attention: Belan K. Wagner

Email: bwagner@wkblaw.com

6.6              Confidentiality. Each Party hereby agrees and acknowledges that this Agreement and any information delivered hereunder, including with respect to information delivered pursuant to Section 4.1 of this Agreement, constitutes “Confidential Information” as that term is defined in the Purchase Agreement, which is subject to certain non-disclosure requirements as set forth in Section 4.9 thereof.

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6.7              Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon Buyer and each of Buyer's successors and assigns, if any, including any buyer of all or substantially all of the assets of Buyer or the Del Monte Business Unit and any successor to the Del Monte Business Unit. Buyer shall require any such buyer or successor to expressly and unconditionally assume all obligations of Buyer under this Agreement. Further, this Agreement shall be binding upon each Company Seller and the Sellers' Representative and each of their respective successors and permitted assignees. Nothing expressed or referred to in this Agreement will be construed to give any person other than the Parties hereto any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee.

6.8              Modification. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties.

(Signature Page to follow)

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IN WITNESS WHEREOF, the Parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

BUYER:

DEL MONTE CAPITOL MEAT COMPANY, LLC

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel and Corporate Secretary

PARENT:

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel and Corporate Secretary

COMPANY SELLERS:

T.J. FOODSERVICE CO., INC.

By:	/s/ John DeBenedetti
Name:	John DeBenedetti
Title:	President

TJ SEAFOOD, LLC

By:	/s/ John DeBenedetti
Name:	John DeBenedetti
Title:	President

SELLERS’ REPRESENTATIVE:

By:	/s/ John DeBenedetti
Name:	John DeBenedetti